UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2025

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York New York
10282
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 9, 2025, REFT Charles Street LLC (“Seller”), an indirect, wholly-owned subsidiary of Goldman Sachs Real Estate Finance Trust Inc (the “Company”), entered into a Master Repurchase Agreement (together with the related transaction documents, the “Repurchase Agreement”) with Citibank, N.A. to finance the acquisition and origination by Seller of floating-rate whole loans, senior participation interests in whole loans and mezzanine loans satisfying certain conditions set forth in the Repurchase Agreement.

On May 1, 2025, the limit on the Repurchase Agreement was increased to provide for asset purchases by Citibank of up to $750 million (the “Facility”). All other terms and conditions of the Facility remain the same and are incorporated herein by reference to the Company’s Current Report on Form 8-K dated January 10, 2025.

Item 3.02	Unregistered Sales of Equity Securities

On May 1, 2025, the Company sold unregistered shares of its common stock (the “Shares”) pursuant to its ongoing private offering (the “Offering”). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The following table details the Shares sold:

Title of Securities*	Number of Shares Sold	Aggregate Consideration
Class I Common Stock	891,309.356	$22,300,560
Class S Common Stock	198,990.760	$5,012,589	(1)

(1)	Includes upfront selling commissions of $37,820.
*

The Company views the different series of common stock (Series T, Series S, Series D and Series I) as being part of the same single class of common stock. However, in order to mirror common industry terminology, the Company refers to these separate series of common stock as “classes.”

The sale of the Shares in the Offering was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act).

Item 8.01	Other Information

April 2025 Distributions

On or about May 10, 2025, the Company will pay distributions per share for each outstanding class of its common stock for the month of April 2025 in the amount set forth below. The gross distribution consists of a regular distribution in the amount of $0.1660 per share and a special distribution of $0.0440 per share.

	Gross Distribution	Distribution Fee	Net Distribution
Class S Common Stock	$0.2100	($0.0175)	$0.1925
Class I Common Stock	$0.2100	—	$0.2100
Non-voting Common Stock	$0.2100	—	$0.2100
Class F-I Common Stock	$0.2100	—	$0.2100

The net distribution for each class of common stock (which represents the gross distribution less distribution fees for the applicable class of common stock) are payable to stockholders of record as of the close of business on April 30, 2025 (the “Record Date”). There are no distribution fees with respect to shares of the Class I, Class F-I or non-voting common stock. As of the Record Date, the Company had no outstanding shares of Class T, Class D and Class F-II common stock. These distributions will be paid in cash or reinvested in the applicable class of common stock for stockholders participating in the Company’s distribution reinvestment plan.

Loan Originations

Dallas Industrial

On April 28, 2025, the Company originated a $37.3 million floating rate, first mortgage loan collateralized by a 611,000 square foot industrial property located in Dallas, Texas (“Dallas Industrial”). The mortgage loan is intended to facilitate the acquisition of the property. The initial term of the loan is three years and provides for two one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term Secured Overnight Financing Rate (“SOFR”) plus 2.85%.

Charlotte Multifamily

On April 25, 2025, the Company originated a $51.0 million floating rate, first mortgage loan collateralized by a 297-unit multifamily property located in Charlotte, North Carolina (“Charlotte Multifamily”). The mortgage loan is intended to refinance the existing debt on the property. The initial term of the loan is three years and provides for two one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term SOFR plus 2.50%.

Los Angeles Self Storage

On April 25, 2025, the Company originated a $55.1 million floating rate, first mortgage loan collateralized by a 214,000 square foot self-storage facility located in Los Angeles, California (“Los Angeles Self Storage”). The mortgage loan is intended to refinance the existing debt on the property. The initial term of the loan is three years and provides for two one-year extension options. Monthly payments consist of interest only at a rate of one-month term SOFR plus 3.75%.

Denver Multifamily

On April 28, 2025, the Company originated a $72.7 million floating rate, first mortgage loan collateralized by a 350-unit multifamily property located in Denver, Colorado (“Denver Multifamily”). The mortgage loan is intended to facilitate the recapitalization of the property. The initial term of the loan is five years with no extension options. Monthly payments consist of interest only at a rate of one-month term SOFR plus 2.45%.

Investment Committee Updates

The following provides an update regarding the investment professionals serving on the Goldman Sachs Asset Management Real Estate Investment Committee (the “Investment Committee”) and their background and roles at Goldman Sachs. The Investment Committee is responsible for reviewing individual investment opportunities, overseeing the monitoring and harvesting of investments, serving as a sounding board for team members and making decisions with respect to certain other material decisions on the Company’s behalf.

The professionals who are members of the Investment Committee (excluding legal, compliance, tax, accounting or credit risk representatives) are as follows:

Name	Position

Richard A. Friedman	Chairman, Goldman Sachs Asset Management

Oksana Beard	Managing Director, Global Head of Real Estate Debt Capital Markets within Goldman Sachs Asset Management

Katie Bloom	Managing Director in Real Estate within Goldman Sachs Asset Management

Tavis Cannell	Partner, Managing Director, Global Head of Infrastructure within Goldman Sachs Asset Management

Dirk Degenaars	Managing Director in Real Estate within Goldman Sachs Asset Management

Jeffrey Fine	Partner, Managing Director, Co-Head of Alternatives Capital Formation within Goldman Sachs Asset Management

James Garman	Partner, Managing Director, Global Head of Real Estate within Goldman Sachs Asset Management

Yuji Murata	Managing Director in Real Estate within Goldman Sachs Asset Management

Christopher Nelson	Managing Director, Global Head of Real Estate Asset and Portfolio Management within Goldman Sachs Asset Management

Steve Pack	Managing Director in Real Estate within Goldman Sachs Asset Management

Nikhil Reddy	Managing Director, Head of Real Estate in Asia Pacific within Goldman Sachs Asset Management

Dominik Schaefer	Managing Director in Real Estate within Goldman Sachs Asset Management

Chris Semones	Managing Director in Real Estate within Goldman Sachs Asset Management

Richard Spencer	Partner, Managing Director, Head of Real Estate in Europe within Goldman Sachs Asset Management

Andrew White	Managing Director in Real Estate within Goldman Sachs Asset Management

Richard A. Friedman is Chairman of Goldman Sachs Asset Management, helping to lead Goldman Sachs’ broader alternatives business. He joined Goldman Sachs in 1981 and was named Partner in 1990. He is a member of the Management Committee and co-chair of the Asset Management Private Investment Committees, including those for Corporate, Credit, Growth Equity, Infrastructure, Real Estate and the Sustainable Investing Group. Mr. Friedman received an AB from Brown University and an MBA from The University of Chicago.

Oksana Beard is Global Head of Real Estate Debt Capital Markets within Goldman Sachs Asset Management. She joined Goldman Sachs in 2003 and was named Managing Director in 2017. She is a member of the Global Real Estate Investment Committee and the Urban Investment Group Investment Committee. Ms. Beard received a BBA from Baylor University.

Katie Bloom is a Managing Director in Real Estate within Goldman Sachs Asset Management. She joined Archon, formerly a subsidiary of Goldman Sachs, in 2000 and was named Managing Director in 2015. She is a member of the Global Real Estate Investment Committee and the Urban Investment Group Investment Committee. Ms. Bloom received a BA from Texas Christian University.

Tavis Cannell is Global Head of Infrastructure within Goldman Sachs Asset Management. He joined Goldman Sachs in 2005 and was named Managing Director in 2010 and Partner in 2014. He is a member of the Global Real Estate Investment Committee and the Global Infrastructure Investment Committee. Mr. Cannell received a BSc from the Wharton School at the University of Pennsylvania and an MBA from Columbia University and London Business School.

Dirk Degenaars is a Managing Director in Real Estate within Goldman Sachs Asset Management. He joined Goldman Sachs in 2018 as a Managing Director. He is a member of the Global Real Estate Investment Committee and the Urban Investment Group Investment Committee. Mr. Degenaars received an AB from Dartmouth College.

Jeffrey Fine is Global Co-Head of Alternatives Capital Formation within Goldman Sachs Asset Management. He joined Goldman Sachs in 2002 and was named Managing Director in 2012 and Partner in 2018. He is a member of the Global Real Estate Investment Committee and the Urban Investment Group Investment Committee. Mr. Fine received a BS from Cornell University.

James Garman is Global Head of Real Estate within Goldman Sachs Asset Management. He joined Goldman Sachs in 1992 and was named Managing Director in 2004 and Partner in 2006. He is co-chair of the Global Real Estate Investment Committee, a member of the Partnership Committee and the Urban Investment Group Investment Committee. Mr. Garman received an MA from the University of Cambridge.

Yuji Murata is a Managing Director in Real Estate within Goldman Sachs Asset Management. He joined Goldman Sachs in 2013 and was named Managing Director in 2017. He is a member of the Global Real Estate Investment Committee. Mr. Murata received a BA from Waseda University.

Christopher Nelson is Global Head of Real Estate Asset and Portfolio Management within Goldman Sachs Asset Management. He joined Archon, formerly a subsidiary of Goldman Sachs, in 1994 and was named Managing Director in 2012. He is a member of the Global Real Estate Investment Committee. Mr. Nelson received a BA from Gettysburg College.

Steve Pack is a Managing Director in Real Estate within Goldman Sachs Asset Management. He joined Goldman Sachs in 2021 as a Managing Director. He is a member of the Global Real Estate Investment Committee. Mr. Pack received a BBA from the University of Georgia and an MBA from Northwestern University.

Nikhil Reddy is Head of Real Estate in Asia Pacific within Goldman Sachs Asset Management. He joined Goldman Sachs in 2008 and was named Managing Director in 2019. He is a member of the Global Real Estate Investment Committee. Mr. Reddy received a BA from Northwestern University.

Dominik Schaefer is a Managing Director in Real Estate within Goldman Sachs Asset Management. He joined Archon, formerly a subsidiary of Goldman Sachs, in 2007 and was named Managing Director in 2017. He is a member of the Global Real Estate Investment Committee. Mr. Schaefer received a diploma from BA Leipzig.

Chris Semones is a Managing Director in Real Estate within Goldman Sachs Asset Management. He joined Goldman Sachs in 2009 and was named Managing Director in 2019. He is a member of the Global Real Estate Investment Committee. Mr. Semones received a BS from Wake Forest University.

Richard Spencer is Head of Real Estate in Europe within Goldman Sachs Asset Management. He joined Goldman Sachs in 2009 and was named Managing Director in 2012 and Partner in 2018. He is a member of the Global Real Estate Investment Committee. Mr. Spencer received a BA from the University of Warwick.

Andrew White is a Managing Director in Real Estate within Goldman Sachs Asset Management. He joined Archon, formerly a subsidiary of Goldman Sachs, in 2006 and was named Managing Director in 2019. He is a member of the Global Real Estate Investment Committee and the Urban Investment Group Investment Committee. Mr. White received a BBA from the University of Notre Dame.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2025	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer